Trycera Financial Appoints Two Key Executives

IRVINE, CA -- (Marketwire - October 26, 2010) - Trycera Financial, Inc. (OTCBB: TRYF), a diversified financial services company, today announced that it has appointed two key members to its executive leadership team.

The two appointments are a newly created Chief Technology Officer (CTO) position headed by Kevin Goldstein and Vice President of Sales headed by Reiner Vanooteghem. Both Messrs Goldstein and Vanooteghem have extensive experience within the prepaid card, alternative credit and program management industries and bring vast knowledge and industry networks into Trycera.

Ray Smith, the President and CEO of Trycera Financial, stated: "The additions of Kevin and Reiner in their respective roles provides the Company an unparalleled path for technology advances and sustainable growth in card and portfolio aggregation. It is a privilege to have both of them joining the leadership team and their expertise will be important in fueling competitive differentiation and both top line and bottom line contributions."

ABOUT TRYCERA FINANCIAL, INC.

Trycera Financial, Inc. is a financial services company specializing in the delivery of prepaid card programs, prepaid card program management, alternative credit products and bill payment reporting. The Company also markets a diverse suite of personal financial management solutions and pay as you go services that allow consumers the ability to have recurring and non-traditional payment information such as rent, utilities, insurance and wireless phone service payments reported to national credit reporting agencies. For more information, please visit the Company's web site at www.trycera.com.

FORWARD-LOOKING STATEMENTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: with the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

INVESTOR / PRESS / MEDIA CONTACT:

JPA Capital, Investor Relations
40 Wall Street, 28th Floor
New York, NY 10005
Email: ir@trycera.com